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                                                                   Exhibit 10.12

                                 METABOLIX, INC.

         EMPLOYEE NONCOMPETITION, NONDISCLOSURE AND INVENTIONS AGREEMENT

     The undersigned in consideration and as a condition of my employment and continued employment or, to the extent already employed on the date hereof, my continued employment, by Metabolix, Inc. (the "Company"), a corporation organized under the laws of the Commonwealth of Massachusetts, does hereby agree with the Company as follows:

1. NON-COMPETITION. During my employment by the Company, I will devote my full time and best efforts to the business of the Company and I further agree that during my employment by the Company and for a period of two (2) years thereafter, I will not directly or indirectly: (i) alone or as a partner, joint venturer, consultant, officer, director, employee, agent, independent contractor or stockholder of any company or business organization, engage in any business activity [which is or may be directly or indirectly in competition with the products or services being developed, manufactured, marketed, distributed, planned, sold or otherwise provided by the Company or which is in any way directly or indirectly detrimental to the business of the Company] [in the Field (as hereinafter defined]; provided, however, that the record or beneficial ownership by me of 1% or less of the outstanding publicly traded capital stock of any such company or business organization shall not be deemed, in and of itself, to be in violation of this Section 1, provided that I am not a partner, joint venturer, officer, director, employee, agent, independent contractor or consultant of such company or business organization; or (ii) employ, or knowingly permit any company or business organization by which I am employed or which is directly or indirectly controlled by me to employ, any person who is employed by the Company, or is an agent, representative or consultant of the Company[, at any time during my employment or during the period of two (2) years thereafter] [within the three (3) month period before and after the termination of my employment], or in any manner seek to solicit or induce any such person to leave his or her employment with the Company or assist in the recruitment of any such person. [For purposes of this section, "Field" is defined as methods of production, application and use of polyhydroxyalkanoates, their derivatives and other technology developed by the Company.]

2. NONDISCLOSURE. I will not, whether during or after the termination of my employment, reveal to any person, association, company, entity or other organization any of the trade secrets or confidential information concerning the organization, research and development activities, marketing plans and strategies, business or finances, of the Company or of any third party to whom the Company is under an obligation of confidentiality (including but not limited to trade secrets or confidential information respecting inventions, products, research and development activities, designs, methods, know-how, techniques, processes, plans and proposals) except as may be required in the ordinary course of performing my duties as an employee of the Company or except as may be in the public domain through no fault of mine, and I shall keep secret all matters entrusted to me and shall not use any such information in any manner which may injure or cause loss whether directly or indirectly to the Company.

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     Further, I agree that, during my employment I shall not make, use or permit to be used any notes, memoranda, drawings, specification, programs, data, lab results, lab notes, formulas, codes or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, drawings, specification, programs, data, lab results, lab notes, formulas, codes or other materials, it being agreed that all of the foregoing are and shall be confidential information or trade secrets of the Company and shall be and remain the sole and exclusive property of the Company, and immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

3. INVENTIONS AND DEVELOPMENTS. If at any time or times during my employment I (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, cell code, data, technique, know-how, trade secret, work of authorship or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection), including but not limited to any of the foregoing which relate to the metabolic engineering of polyhydroxyalkanoates (all of the foregoing called "Inventions" and any of the foregoing called an "Invention") that (a) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be conveniently used in connection therewith, or (b) results from tasks assigned to me by the Company, or (c) results from the use of premises owned, leased or contracted for by the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise, and I shall promptly disclose to the Company (or any persons designated by it) each such Invention and hereby assign to the Company any rights I may have or acquire in the Inventions and benefits and/or rights resulting therefrom to the Company without compensation and shall communicate, without cost or delay, and without publishing the same all available information relating thereto (with all necessary plans and models) to the Company.

     I will also promptly disclose to the Company (or any persons designated by it), and the Company hereby agrees to receive all such disclosures in confidence, any other invention, modification, discovery, design, development, improvement, process, formula, code, data, technique, know-how, trade secret, work of authorship or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes) made, conceived, discovered, reduced to practice or possessed by me (either alone or with others) at any time or times during my employment, for the purposes of determining whether they constitute "Inventions" as defined herein.

     Upon disclosure of each Invention to the Company, during my employment and at any time thereafter I will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(a) to apply for, obtain and vest in the name of the Company alone (or as the Company otherwise directs) and to defend, enforce and maintain any patents, patent applications, copyrights, or other


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analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyrights or other analogous protection.

     If the Company is unable, after reasonable effort, to secure my signature on any such letters patent, copyrights or other analogous protection to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

4. I represent that the inventions identified in the pages, if any, attached hereto comprise all the inventions which I have made or conceived prior to my employment by the Company, which inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such inventions and the purposes thereof, but not the details of the invention itself. IF THERE ARE ANY SUCH INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. _____.

The parties acknowledge that pages ___ through ____ attached hereto are the only pages attached in response to this Section 4.

5. Except as provided in the next paragraph of this Section 5, I represent that my performance of the terms of this Agreement, and my performance of my duties as an employee of the Company, does not and will not breach any agreement to which I am bound, including without limitation any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree that I will not enter into, any agreement, either written or oral, in conflict herewith.

If the representations set forth in the preceding paragraph are inapplicable, I have attached hereto a copy of each agreement, if any, which presently affects my compliance with the terms of this Agreement. (Such copy specifies the other contracting party or employer, the date of such agreement, the date of termination of any employment.) IF THERE ARE ANY SUCH AGREEMENTS, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH AGREEMENTS. _____.

The parties acknowledge that pages ___ through ____ attached hereto are the only pages attached in response to this Section 5.

6. Miscellaneous. I agree that any breach of this Agreement by me will cause irreparable damage to the Company, and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.


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7. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment.

8. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing and shall be signed by the parties hereto. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

9. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

10. No claim of mine against the Company shall serve as a defense against the Company's enforcement of any provision of this Agreement.

11. Except as otherwise provided in Section 1, my obligations under this Agreement shall survive the termination of my employment, regardless of the manner of such termination, and shall be binding upon my heirs, executors, administrators and legal representatives.

11. The term "Company" shall include Metabolix, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, and any of its subsidiaries, divisions, or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by such successors and assigns.

12. This Agreement shall be deemed to be made and entered into in the Commonwealth of Massachusetts, and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such Commonwealth without giving effect to the principles of conflict of law of such Commonwealth.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ____ day of ____________, 200__.


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                                        Signature

                                        Name:
                                              ----------------------------------
                                        Address:
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Agreed to and Accepted :

METABOLIX, INC.

By:
    ---------------------------------
Title:


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